Exhibit 99.3

United Becomes First U.S. Airline to Invest in Biofuel Refinery

NEXT’s flagship facility will provide a unique strategic location and assets to distribute biofuel throughout the West Coast, could increase United’s sustainable aviation fuel supply

United has invested in more sustainable aviation fuel production than any other airline in the world*

CHICAGO, Nov. 15, 2022 – Today, United Airlines Ventures (UAV) announced a strategic investment in NEXT Renewable Fuels (NEXT), which is permitting a flagship biofuel refinery in Port Westward, Oregon, with expected production beginning in 2026. NEXT is a Houston-based company developing the biorefinery which, at full production, could produce up to 50,000 barrels per day of Sustainable Aviation Fuel (SAF), renewable diesel, and other renewable fuels. UAV could invest as much as $37.5 million into NEXT, as long as the company meets certain milestone targets.

“Right now, one of the biggest barriers to increasing supply and lowering costs of sustainable fuel is that we don’t have the infrastructure in place to transport it efficiently, but NEXT’s strategic location and assets solve that problem and provide a blueprint for future facilities that need to be built,” said Michael Leskinen, President of United Airline Ventures. “We believe this investment will not only bolster NEXT’s ambitions and create near-term solutions to expand our SAF supply, but further demonstrates our commitment toward producing SAF at the scale necessary to decarbonize the aviation industry.”

NEXT’s biorefinery offers several unique benefits including access to a deep-water port, an existing industrial-grade dock, and multi-modal logistics options, which facilitates access to feedstock options and fast-growth SAF offtake markets on the west coast. NEXT has secured an agreement with BP for sourcing 100 percent of its feedstock, further de-risking supply issues smaller facilities have historically experienced. NEXT has also received a crucial air permit from the State of Oregon. Once all the necessary approvals and permits are obtained and the biorefinery is operational, it has the potential to be used as a platform to scale SAF and deploy additional future technologies.

*Based on airline offtake agreements for future purchases of sustainable aviation fuel (SAF)

“The clean fuels industry is taking off and our access to feedstocks, multi-modal distribution, and major industry players positions us to be a leading SAF supplier on the West Coast,” said Christopher Efird, CEO and Chairperson of NEXT. “United’s investment in NEXT strengthens our resolve to be one of the clean fuels leaders in the transportation sector.”

Today’s announcement marks UAV’s fifth SAF-related technology investment, and its first investment directly in a biorefinery. United has been an industry leader in advocating for alternative jet fuel for years – including investing in more SAF production than any other airline in the world and flying the world’s first passenger flight using 100% SAF in one engine. United also launched the Eco-Skies Alliance program, which among its 30 corporate participants, has collectively purchased more than 7 million gallons of sustainable aviation fuel.

Launched in 2021, UAV is a first-of-its-kind sustainability-focused ventures fund that targets startups, upcoming technologies, and concepts that will complement United’s goal of net zero emissions by 2050 – without relying on traditional carbon offsets such as voluntary offsets or planting trees. To date, UAV’s portfolio includes SAF producers and other companies advancing technologies including carbon utilization, hydrogen-electric engines, electric regional aircraft and air taxis.

About United

United’s shared purpose is “Connecting People. Uniting the World.” From our U.S. hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C., United operates the most comprehensive global route network among North American carriers. United is bringing back our customers’ favorite destinations and adding new ones on its way to becoming the world’s best airline. For more about how to join the United team, please visit www.united.com/careers and more information about the company is at www.united.com. United Airlines Holdings, Inc., the parent company of United Airlines, Inc., is traded on the Nasdaq under the symbol “UAL”. For further information about our environmental impact, review United’s Corporate Responsibility Report and Annual Report on Form 10-K, available at crreport.united.com and ir.united.com.

About NEXT

NEXT is a next generation fuels company dedicated to sustainably producing clean, low-carbon fuels. The Company’s first project is a 50,000 barrel-per-day (“BPD”)/750 million gallon-per-year(“GPY”) RD/SAF refinery in Oregon with easy multi-modal access to the West Coast demand markets. The project is advancing through permitting and expects to begin construction upon completion of an Environmental Impact Statement (“EIS”) currently underway with the US Army Corp of Engineers. RD and SAF are high margin liquid transportation fuels worldwide and there is an urgent global demand for increased supply. To learn more about NEXT, please visit www.nextrenewables.com.

United Airlines Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, the parties’ ability to satisfy certain conditions and any delay or inability of United Airlines to realize the expected benefits of the investment. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect United’s business and market, particularly those identified in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in United’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law or regulation, United undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

NEXT Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in press release are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NEXT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of NEXT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including the risk that any required regulatory approvals are not obtained, are delayed, or are subject to unanticipated conditions that could adversely affect the actual results; risks related to the rollout of NEXT’s business and the timing of expected business milestones; the effects of competition on NEXT’s business. If any of these risks materialize or NEXT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that NEXT presently does not know or that NEXT currently does not believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect NEXT’s expectations, plans or forecasts of future events and views as of the date of this press release. NEXT anticipates that subsequent events and developments will cause NEXT’s assessments to change. However, while NEXT may elect to update these forward-looking statements at some point in the future, NEXT specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing NEXT’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither NEXT nor any of its affiliates have any obligation to update this press release.

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